                                                                      EXHIBIT 11



             STATEMENT RE COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                 (IN THOUSANDS)

                                                                                 Period
                                                                             from March 24,      Three
                                                         Quarter Ended      1995 (inception)    Quarters
                                                       -----------------        through          Ended
                                                        Oct. 1,  Oct. 6,         Oct. 1,         Oct. 6,
                                                         1995     1996            1995            1996
                                                       --------  -------    ----------------    ---------
Primary earnings per share:
Weighted average number of shares outstanding            7,935    27,742          7,905           17,068
Incremental shares pursuant to Staff Accounting
    Bulletin No. 83                                      1,744     2,635          1,744            2,157
                                                         -----    ------          -----           -------
Adjusted primary weighted average number of
    common and equivalent shares outstanding             9,679    30,377          9,649           19,225
                                                         =====    ======          =====           =======
Fully diluted earnings per share:
Weighted average number of shares outstanding            7,935    27,742          7,905           17,068
Incremental shares pursuant to Staff Accounting
    Bulletin No. 83                                      1,744     2,863          1,744            2,225
                                                         -----    ------          -----           -------
Adjusted fully diluted weighted average number
    of common and equivalent shares outstanding          9,679    30,605          9,649           19,293
                                                         =====    ======          =====           =======